                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Keith Farris
Aware, Inc.
781-276-4000

                     AWARE, INC. REPORTS 2006 SECOND QUARTER
                                FINANCIAL RESULTS

BEDFORD, MASS. - AUGUST 3, 2006 - Aware, Inc. (NASDAQ: AWRE), a worldwide leader and innovator of broadband intellectual property, today reported financial results for its second quarter ended June 30, 2006.

Revenues for the second quarter of 2006 increased 79% to $4.8 million, from $2.7 million in the same quarter last year. For the six months ended June 30, 2006, revenues increased 58% to $10.9 million, compared to $6.9 million in the same period a year ago.

The Company reports its net income and basic and diluted net income per share in accordance with U.S. generally accepted accounting principles (GAAP), and additionally, on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense. The company uses the non-GAAP information internally to evaluate its operating performance and believes these non-GAAP measures are useful to investors as they provide additional insight into the underlying operating results. However, non-GAAP measures are not stated in accordance with, should not be considered in isolation from, and are not a substitute for, GAAP measures. A reconciliation of GAAP to non-GAAP results has been provided in the attached financial tables.

GAAP net loss for the second quarter of 2006 was $1.2 million, or $0.05 per share, which included $0.7 million of stock-based compensation charges, as this was the Company's second quarter subject to the provisions of FAS 123(R). This compared to a GAAP net loss of $1.5 million, or $0.07 per share, for the same period a year ago. GAAP net loss for the six months ended June 30, 2006 was $0.7 million or $0.03 per share, compared to a net loss of $1.8 million,


--------------------------------------------------------------------------------
        Aware, Inc. * 40 Middlesex Turnpike * Bedford, MA USA 01730-1432
       Tel: (781) 276-4000 * Fax: (781) 276-4001 * E-mail: aware@aware.com

Aware, Inc. Reports 2006 Second Quarter Financial Results                Page 2



or $0.08 per share, for the same period a year ago. GAAP results prior to 2006 do not include a charge for stock-based compensation.

Non-GAAP net loss for the second quarter of 2006, excluding the effect of stock-based compensation, was $0.5 million, or $0.02 per share. For the six months ended June 30, 2006, the company had a non-GAAP net income, excluding the effect of stock-based compensation, of $0.6 million, or $0.02 per share.

Michael Tzannes, Chief Executive Officer, said:

"Our DSL licensing revenues and biometrics software revenues are on track for solid growth this year. In DSL, this growth is coming from the transition to higher speed ADSL2+ and VDSL2 networks, which is well underway around the world. IPTV and triple-play services have emerged as important DSL industry drivers. In biometrics, we are benefiting from our broad-based exposure to the use of AFIS and related client systems and to new biometric opportunities in border control and secure credential applications. Our DSL test and diagnostics products are well poised to capitalize on the transition to higher speed technologies for the delivery of new services. Our technology and products have positioned us for growth in the ADSL2+/VDSL2 and biometrics markets and we are confident that we will grow revenues going forward."


Note: Aware's conference call will be broadcast live over the Internet today, August 3, 2006 at 5:00 p.m. Eastern Time. To listen to the call, please go to WWW.AWARE.COM, and click on "Investor Relations." The conference call may also be heard by calling (719) 457-2637 and referencing the confirmation number 6366485. A replay of the call will be archived on our website after the call.

ABOUT AWARE
Aware, Inc. designs, develops, licenses and markets DSL technologies that enable broadband communications over existing telephone networks. Its solutions, including splitterless G.lite, full-rate ADSL, ADSL2, ADSL2+, VDSL2, Bonded ADSL2+, Dr. DSL(R), StratiPHY(TM), StratiPHY-Bonded(TM), StratiPHY2+(TM), StratiPHY3(TM) and G.SHDSL, address central office as well as customer premise requirements. Aware is also a leading provider of standards-based biometric transaction and image compression software toolkits. More information can be found at HTTP://WWW.AWARE.COM.

SAFE HARBOR WARNING
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL market. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, we depend on a limited number of licensees, we derive a significant amount of revenue from a small number of customers, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, and our business is subject to rapid technological change. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2005 and other reports and filings made with the Securities and Exchange Commission.


      DR. DSL, STRATIPHY, STRATIPHY2+, STRATIPHY3, AND STRATIPHY-BONDED ARE
               TRADEMARKS OR REGISTERED TRADEMARKS OF AWARE, INC.

Aware, Inc. Reports 2006 Second Quarter Financial Results               Page 3



                                                  AWARE, INC.
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (In thousands, except per share data)
                                                  (Unaudited)

                                                   Three Months Ended                 Six Months Ended
                                                        June 30,                          June 30,
                                             -------------------------------    -----------------------------
                                                 2006              2005             2006            2005
                                             --------------    -------------    -------------    ------------
Revenue:
     Product sales......................           $1,519             $785           $3,237           $1,746
     Contract revenue...................            2,241              978            5,934            3,141
     Royalties..........................            1,030              920            1,754            2,020
                                             --------------    -------------    -------------    ------------
         Total Revenue                              4,790            2,683           10,925            6,907

Costs and expenses:
     Cost of product sales (1)..........              176               62              328              122
     Cost of contract revenue (1).......            1,151              718            2,397            1,558
     Research and development (1).......            3,129            2,360            5,919            4,913
     Selling and marketing (1)..........              920              709            1,734            1,343
     General and administrative (1).....            1,083              628            2,087            1,296
                                             --------------    -------------    -------------    ------------
         Total costs and expenses                   6,459            4,477           12,465            9,232

Net income (loss) from operations.......           (1,669)          (1,794)          (1,540)          (2,325)
Interest income.........................              459              272              852              489
                                             --------------    -------------    -------------    ------------

Net income (loss) before provision for
income taxes............................           (1,210)          (1,522)            (688)          (1,836)
Provision for income taxes..............                -                -                -                -
                                             --------------    -------------    -------------    ------------

Net income (loss).......................          ($1,210)         ($1,522)           ($688)         ($1,836)
                                             ==============    =============    =============    ============

Net income (loss) per share - basic.....           ($0.05)          ($0.07)          ($0.03)          ($0.08)
Net income (loss) per share - diluted...           ($0.05)          ($0.07)          ($0.03)          ($0.08)

Weighted average shares - basic.........           23,430           23,019           23,371           22,982
Weighted average shares - diluted.......           23,430           23,019           23,371           22,982

(1) Effective January 1, 2006 the Company adopted Statement of Financial Accounting Standard No. 123 (Revised), "Share-Based Payment" (SFAS 123(R)). Accordingly, for the six months ended June 30, 2006, stock-based compensation was accounted for under SFAS 123(R) while, for the six months ended June 30, 2005, stock-based compensation was accounted for under APB No. 25 "Accounting for Stock Issued to Employees." The amounts in the tables above include stock-based compensation as follows (in thousands):


                                                   Three Months Ended                Six Months Ended
                                                        June 30,                         June 30,
                                              -----------------------------    -----------------------------
                                                  2006             2005            2006            2005
                                              -------------    ------------    -------------    ------------
Cost of product sales...................        $     5          $     -         $     8          $     -
Cost of contract revenue................             21                -              85                -
Research and development................            396                -             545                -
Sales and marketing.....................            110                -             178                -
General and administrative..............            213                -             426                -
                                              -------------    ------------    -------------    ------------
Total stock-based compensation costs....        $   745          $     -         $ 1,242          $     -
                                              -------------    ------------    -------------    ------------

Aware, Inc. Reports 2006 Second Quarter Financial Results               Page 4

                                                  AWARE, INC.
                                NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
                                     (In thousands, except per share data)
                                                  (Unaudited)

                                                 Three Months Ended                  Six Months Ended
                                                      June 30,                           June 30,
                                          ---------------------------------   -------------------------------
                                              2006               2005             2006             2005
                                          --------------    ---------------   -------------    --------------
GAAP net income.........................       ($1,210)         ($1,522)            ($688)         ($1,836)
     Stock-based compensation...........           745                -             1,242                -
                                          --------------    ---------------   -------------    --------------
Non-GAAP net income.....................         ($465)         ($1,522)             $554          ($1,836)
                                          --------------    ---------------   -------------    --------------

                                                 Three Months Ended                  Six Months Ended
                                                      June 30,                           June 30,
                                          ---------------------------------   -------------------------------
                                              2006               2005             2006             2005
                                          --------------    ---------------   -------------    --------------
GAAP basic and diluted net income
per share...............................     ($0.05)           ($0.07)           ($0.03)          ($0.08)
     Stock-based compensation...........       0.03                 -              0.05                -
                                          --------------    ---------------   -------------    --------------
Non-GAAP basic and diluted net
income per share........................     ($0.02)           ($0.07)            $0.02           ($0.08)
                                          --------------    ---------------   -------------    --------------

Aware, Inc. Reports 2006 Second Quarter Financial Results               Page 5

                                                  AWARE, INC.
                                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                                (In thousands)
                                                  (Unaudited)


                                                                                       June 30,            December 31,
                                                                                         2006                  2005
                                                                                    ----------------     ------------------
ASSETS
     Cash and investments.....................................................              $37,948              $36,763
     Accounts receivable, net.................................................                3,994                3,749
     Property and equipment, net..............................................                8,018                8,075
     Other assets, net........................................................                1,207                1,154
                                                                                    ----------------     ------------------

     Total assets.............................................................              $51,167              $49,741
                                                                                    ================     ==================



LIABILITIES AND STOCKHOLDERS' EQUITY

     Total current liabilities................................................               $2,470               $2,238

     Total stockholders' equity...............................................               48,697               47,503
                                                                                    ----------------     ------------------

     Total liabilities and stockholders' equity...............................              $51,167              $49,741
                                                                                    ================     ==================




                                                        ###